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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                _______________


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


      Date of Report  (Date of earliest event reported)  December 9,1997.


                                7TH LEVEL, INC.
             (Exact name of registrant as specified in its charter)



                         Commission file number 0-24936



            DELAWARE                             75-2480669
     (State of incorporation)         (I.R.S. Employer Identification No.)

     1110 EAST COLLINS BOULEVARD
            SUITE 122
         RICHARDSON, TEXAS                              75081
  (Address of principal executive offices)           (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 498-8100
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ITEM 5.  OTHER EVENTS

          On November 17, 1997, 7th Level, Inc. (the "Company") announced an agreement to merge with privately held Pulse Entertainment, Inc. ("Pulse"). The two companies would merge their management and operating structures to form a strategic and technology focus on Internet and other online applications with packaged tools, custom technology and new media solutions.

          Under terms of the merger, shareholders of Pulse would receive 60% of the outstanding shares of the new entity and shareholders of 7th Level would receive 40% of the shares of the new company. The foregoing percentages do not take into account any securities issued in connection with the Company's contemplated financing described below. 7th Level intends to issue warrants to its shareholders to acquire 10% of the capital stock of the Company exercisable at an exercise price based on a market valuation of $110 million. 7th Level currently has approximately 13.7 million shares outstanding. The merger is subject to certain conditions including the approval by a majority of the Company's and Pulse's shareholders, receipt by the Company of a fairness opinion and the Company raising approximately $15 million in private securities. The press release announcing the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.
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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         7TH LEVEL, INC.


Date: December 9, 1997                         /s/ David W. Craig
                                         -------------------------------
                                               David W. Craig
                                               Chief Financial Officer
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                               Index to Exhibits


99.1 Press Release concerning the merger of 7th Level, Inc. with Pulse Entertainment, Inc.